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                                                                 EXHIBIT 24.1

                          THE GRAND UNION COMPANY

                             POWER OF ATTORNEY


     Each of the undersigned directors and officers of The Grand Union Company hereby constitutes and appoints Joseph J. McCaig and Kenneth R. Baum, and each of them, with full authority to act alone, as his true and lawful attorney-in-fact and agent, with full powers of substitution to do any and all acts and things in his name and behalf in his capacity as director and officer and to execute any and all instruments for him and in his name in the capacity indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with The Grand Union Company's Annual Report on Form 10-K, for the period ended March 30, 1995, including specifically but without limitation, power and authority to sign for each in his name in his capacity as members of the board of directors,and to sign any and all amendments hereto, and each does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                   TITLE                        DATE

  /s/ Roger E. Stangeland      Director and Chairman          June 13, 1996
- ----------------------------
      Roger E. Stangeland


  /s/ Joseph J. McCaig         Director, President and Chief  June 13, 1996
- ----------------------------   Executive Officer (Principal
      Joseph J. McCaig         Executive Officer)


  /s/ William A. Louttit       Director, Executive Vice       June 13, 1996
- ----------------------------   President and Chief
      William A. Louttit       Operating Officer


  /s/ Daniel E. Josephs        Director                       June 13, 1996
- ----------------------------
      Daniel E. Josephs


  /s/ William G. Kagler        Director                       June 13, 1996
- ----------------------------
      William G. Kagler


  /s/ Douglas T. McClure, Jr.  Director                       June 13, 1996
- -----------------------------
      Douglas T. McClure, Jr.


  /s/ David Y. Ying            Director                       June 13, 1996
- -----------------------------
      David Y. Ying


  /s/ Kenneth R. Baum          Senior Vice President,         June 13, 1996
- -----------------------------  Chief Financial Officer
      Kenneth R. Baum          and Secretary
                               (Principal Financial Officer and
                               Principal Accounting Officer)